Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Thursday, July 31, 2008		bob.lougee@usamobility.com
USA Mobility Reports Second Quarter Operating Results;
Board Declares Quarterly Cash Distribution;
$50 Million Stock Repurchase Program Announced
Revenue and Expense Trends Continue to Improve;
Operating Cash Flow Margins Reach New Highs
Alexandria, VA (July 31, 2008) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the second quarter ended June 30, 2008.
Total revenue for the second quarter was $92.1 million, compared to $94.8 in the first quarter and $107.5 million in the second quarter of 2007. EBITDA (earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment) in the second quarter totaled $30.6 million, compared to $29.9 million in the first quarter and $33.3 million in the second quarter of 2007. Net income in the second quarter was $10.3 million, or $0.37 per fully diluted share, compared to net income of $13.0 million, or $0.47 per fully diluted share, in the year-earlier quarter.
Second quarter results included:
•	EBITDA margin (or EBITDA as a percentage of revenue) increased to 33.2 percent in the second quarter, compared to 31.6 percent in the first quarter and 31.0 percent in the second quarter of 2007, reaching its highest level since USA Mobility was formed in 2004.

•	The quarterly rate of revenue erosion improved to 2.8 percent, compared to 5.4 percent in the first quarter and 3.7 percent in the year-earlier quarter. The annual rate of revenue erosion improved to 14.3 percent from 15.0 percent in the first quarter and 15.5 percent in the second quarter of 2007.

•	Total paging ARPU (average revenue per unit) was $8.54 in the second quarter, an increase from $8.49 in the first quarter and equal to $8.54 in the year-earlier quarter.

•	Units in service totaled 3,176,000 at June 30, 2008, compared to 3,333,000 at March 31, 2008. Net unit loss in the second quarter was 157,000, compared to 152,000 in the first quarter and 155,000 in the second quarter of 2007.

•	The annual rate of subscriber erosion was 15.5 percent, compared to 14.8 percent in the first quarter and 15.2 percent in the year-earlier quarter. The quarterly rate of subscriber loss was 4.7 percent, compared to 4.4 percent in first quarter and 4.0 percent in the second quarter of 2007.

•	Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) totaled $61.5 million in the second quarter, a reduction of 17.1 percent from $74.1 million in the second quarter of 2007. Operating expenses declined $12.7 million since the second quarter of 2007 and, as a percentage of revenue, were at their lowest level since 2004.

•	Capital expenses were $3.9 million, compared to $4.0 million in the first quarter.

•	The Company’s cash balance at June 30, 2008 was $85.8 million.
“We continued to make excellent progress during the second quarter,” said Vincent D. Kelly, president and chief executive officer, “as the Company’s results met or exceeded the majority of our performance objectives and were largely consistent with the financial guidance we provided earlier this year. Our annual rate of revenue erosion showed further improvement, average revenue per unit (ARPU) increased in the quarter, operating expenses declined and our cash flow margins reached record highs. Although overall subscriber cancellations remained higher than expected,” Kelly added, “we continued to see lower net unit loss rates in our core market segment of Healthcare, which now represents 40.0 percent of our customer base.”
The Company’s Board of Directors declared a regular cash distribution of $0.25 per share, payable on September 11, 2008 to stockholders of record on August 14, 2008. The Company expects the September cash distribution, a total of approximately $6.8 million, to be paid as a return of capital. The Company’s Board of Directors also adopted a stock repurchase plan to buy back up to $50 million of USA Mobility common stock. The repurchase plan will commence on or about August 5, 2008 and will continue for up to twelve months. Credit Suisse Securities (USA) LLC will administer the stock repurchase program.
Commenting on the Company’s capital distribution policy going forward, Kelly stated: “While we revised our cash distribution rate in the second quarter to better reflect projected cash flow over the next several years, our commitment to return cash to our stockholders has not changed. We recognize that notwithstanding our excellent current results, continued levels of subscriber erosion will continue to put pressure on our future operating margins and our revised cash distribution rate takes that potential into effect.”
Kelly said the Company decided to move forward with a stock repurchase program at this time after a ruling on July 8, 2008 by the United States Court of Appeals for the DC Circuit delayed a final decision on its appeal of the Federal Communications Commission’s Back-Up Power Order (Order). The Court held the appeal in abeyance pending approval by the Office of Management and Budget (OMB) of new paperwork requirements associated with the Order, a process that is expected to postpone a final ruling in the case for at least several months. “Although we were disappointed the Court did not vacate the Order at this time,” Kelly said, “we believe it ultimately will do so based on the merits of our appeal. In the meantime, the delay serves to reduce the potential cost of compliance as we continue to eliminate transmitters in connection with our long-term network rationalization program.”
Thomas L. Schilling, chief operating officer and chief financial officer, said the Company reported solid financial and operating results for the quarter. “The improved rate of revenue erosion was largely the result of retail price adjustments we made during the quarter,” he said, “while a continued emphasis on cost reduction contributed to our higher EBITDA and cash flow margins. Operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) continued to decline due to numerous cost savings programs,” Schilling noted, “and are down 17.1 percent from the second quarter of 2007 and well ahead of the 14.3 percent annual rate of revenue erosion.”
The Company also revised upward its previously announced financial guidance for 2008 as follows: revenues are now expected to be between $355 million to $360 million, up from the previous guidance of $345 million to $355 million; operating expenses (excluding depreciation, amortization, accretion and goodwill impairment) are now expected to be between $245 million to $250 million, a decrease from the previous range of $250 million to $255 million; while guidance for capital expenses for 2008 remains unchanged at $18 million to $20 million.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its second quarter results at 10:00 a.m. Eastern Time on Friday, August 1, 2008. The dial-in number for the call is 888-600-4885 (toll-free) or 913-312-6685 (toll). The pass code for the call is 9967444. A replay of the call will be available from 2:00 p.m. ET on August 1 until 11:59 p.m. on Friday, August 15. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 9967444.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to a majority of the Fortune 1000 companies. The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, our ability to continue to reduce operating expenses and to generate cash from operations, our future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, technological improvements in hand-held devices and transmission services offered by our competitors, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08
	(restated)
Revenues:
Paging service	$104,003	$98,248	$95,393	$91,825	$86,773	$83,360
Cellular	2,087	2,497	2,035	1,705	1,859	1,547
Product sales	4,400	5,335	6,851	5,618	4,871	5,741
Other	1,052	1,390	1,145	1,040	1,255	1,427

Total revenues	111,542	107,470	105,424	100,188	94,758	92,075

Operating expenses:
Cost of products sold	687	1,508	2,435	1,603	1,081	1,408
Service, rental and maintenance	39,033	39,356	36,746	36,795	33,969	31,583
Selling and marketing	10,242	9,975	9,891	8,720	7,836	7,549
General and administrative	26,448	23,297	23,606	23,316	21,808	20,782
Severance and restructuring	17	—	1,177	5,235	145	153
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674
Goodwill impairment	—	—	—	—	188,170	—

Total operating expenses	89,745	86,586	85,903	86,541	265,522	73,149

% of total revenues	80.5%	80.6%	81.5%	86.4%	280.2%	79.4%

Operating income (loss)	21,797	20,884	19,521	13,647	(170,764)	18,926

% of total revenues	19.5%	19.4%	18.5%	13.6%	-180.2%	20.6%

Interest income, net	951	932	856	709	578	672
Other (expense) income, net	(516)	826	1,038	802	125	202

Income (loss) before income tax expense	22,232	22,642	21,415	15,158	(170,061)	19,800
Income tax expense	9,206	9,676	5,947	61,816	7,739	9,528

Net income (loss)	$13,026	$12,966	$15,468	$(46,658)	$(177,800)	$10,272

Basic net income (loss) per common share	$0.47	$0.47	$0.56	$(1.70)	$(6.48)	$0.37

Diluted net income (loss) per common share	$0.47	$0.47	$0.56	$(1.70)	$(6.48)	$0.37

Basic weighted average common shares outstanding	27,434,418	27,440,094	27,445,028	27,450,035	27,459,068	27,474,156

Diluted weighted average common shares outstanding	27,578,066	27,570,346	27,594,513	27,450,035	27,459,068	27,600,976

Reconciliation of operating income (loss) to EBITDA (b):
Operating income (loss)	$21,797	$20,884	$19,521	$13,647	$(170,764)	$18,926
Add back: depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674
Add back: goodwill impairment	—	—	—	—	188,170	—

EBITDA	$35,115	$33,334	$31,569	$24,519	$29,919	$30,600

% of total revenues	31.5%	31.0%	29.9%	24.5%	31.6%	33.2%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08
Units in service

Beginning units in service
Direct one-way	3,318	3,179	3,071	2,961	2,854	2,733
Direct two-way	280	263	245	232	221	206

Total direct	3,598	3,442	3,316	3,193	3,075	2,939

Indirect one-way	417	378	346	330	312	286
Indirect two-way	90	92	95	97	98	108

Total indirect	507	470	441	427	410	394

Total beginning units in service	4,105	3,912	3,757	3,620	3,485	3,333

Gross placements
Direct one-way	91	112	107	81	77	90
Direct two-way	12	14	13	10	8	11

Total direct	103	126	120	91	85	101

Indirect one-way	19	25	35	29	17	22
Indirect two-way	8	8	7	7	16	7

Total indirect	27	33	42	36	33	29

Total gross placements	130	159	162	127	118	130

Gross disconnects
Direct one-way	(230)	(220)	(217)	(188)	(199)	(209)
Direct two-way	(29)	(32)	(26)	(21)	(22)	(21)

Total direct	(259)	(252)	(243)	(209)	(221)	(230)

Indirect one-way	(58)	(57)	(51)	(47)	(44)	(47)
Indirect two-way	(6)	(5)	(5)	(6)	(5)	(10)

Total indirect	(64)	(62)	(56)	(53)	(49)	(57)

Total gross disconnects	(323)	(314)	(299)	(262)	(270)	(287)

Net gain (loss)
Direct one-way	(139)	(108)	(110)	(107)	(122)	(119)
Direct two-way	(17)	(18)	(13)	(11)	(14)	(10)

Total direct	(156)	(126)	(123)	(118)	(136)	(129)

Indirect one-way	(39)	(32)	(16)	(18)	(27)	(25)
Indirect two-way	2	3	2	1	11	(3)

Total indirect	(37)	(29)	(14)	(17)	(16)	(28)

Total net change	(193)	(155)	(137)	(135)	(152)	(157)

Ending units in service
Direct one-way	3,179	3,071	2,961	2,854	2,732	2,614
Direct two-way	263	245	232	221	207	196

Total direct	3,442	3,316	3,193	3,075	2,939	2,810

Indirect one-way	378	346	330	312	285	261
Indirect two-way	92	95	97	98	109	105

Total indirect	470	441	427	410	394	366

Total ending units in service	3,912	3,757	3,620	3,485	3,333	3,176

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08
ARPU
Direct one-way	$7.96	$7.87	$7.98	$7.93	$7.83	$7.85
Direct two-way	23.91	24.02	24.17	24.06	23.68	23.90

Total direct	9.18	9.08	9.16	9.09	8.95	8.97

Indirect one-way	4.45	4.12	4.35	4.11	4.10	4.57
Indirect two-way	6.30	6.10	5.30	8.20	7.52	7.08

Total indirect	4.79	4.53	4.56	5.06	4.97	5.28

Total one-way	7.57	7.48	7.61	7.55	7.47	7.54
Total two-way	19.46	19.18	18.74	19.30	18.44	18.07

Total paging ARPU	$8.65	$8.54	$8.62	$8.62	$8.49	$8.54

Gross disconnect rate (b)
Direct one-way	-6.9%	-6.9%	-7.1%	-6.4%	-7.0%	-7.6%
Direct two-way	-10.4%	-12.2%	-10.5%	-9.1%	-10.2%	-10.4%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%	-7.8%

Indirect one-way	-14.0%	-15.0%	-14.7%	-14.1%	-13.9%	-16.4%
Indirect two-way	-6.2%	-5.9%	-5.7%	-6.7%	-5.3%	-8.8%

Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%	-14.3%

Total one-way	-7.7%	-7.8%	-7.8%	-7.1%	-7.7%	-8.5%
Total two-way	-9.4%	-10.4%	-9.2%	-8.4%	-8.7%	-9.8%

Total paging gross disconnect rate	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%	-8.6%

Net gain (loss) rate (c)
Direct one-way	-4.2%	-3.4%	-3.6%	-3.6%	-4.3%	-4.3%
Direct two-way	-5.9%	-6.9%	-5.3%	-4.6%	-6.4%	-5.2%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%

Indirect one-way	-9.5%	-8.5%	-4.6%	-5.4%	-8.5%	-8.6%
Indirect two-way	2.5%	3.2%	2.1%	0.8%	11.0%	-2.4%

Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%	-6.9%

Total one-way	-4.8%	-3.9%	-3.7%	-3.8%	-4.7%	-4.8%
Total two-way	-3.9%	-4.2%	-3.3%	-3.0%	-1.1%	-4.2%

Total paging net gain (loss) rate	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%	-4.7%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain (loss) rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08
Gross placement rate (b)
Healthcare	3.6%	4.8%	4.5%	3.6%	3.3%	4.8%
Government	2.2%	2.5%	2.5%	2.0%	2.2%	2.1%
Large enterprise	2.7%	3.0%	2.9%	2.7%	2.4%	2.3%
Other	2.6%	3.2%	3.4%	2.4%	2.5%	2.6%

Total direct	2.9%	3.7%	3.6%	2.8%	2.8%	3.4%
Total indirect	5.3%	6.9%	9.6%	8.5%	8.0%	7.4%

Total	3.2%	4.1%	4.3%	3.5%	3.4%	3.9%

Gross disconnect rate (b)
Healthcare	-4.6%	-5.0%	-5.6%	-5.0%	-5.1%	-5.8%
Government	-5.8%	-6.4%	-6.8%	-6.0%	-6.7%	-8.5%
Large enterprise	-8.4%	-9.3%	-7.6%	-6.9%	-8.6%	-9.2%
Other	-10.9%	-10.5%	-10.5%	-9.5%	-10.7%	-10.5%

Total direct	-7.2%	-7.3%	-7.3%	-6.6%	-7.2%	-7.8%
Total indirect	-12.6%	-13.2%	-12.8%	-12.5%	-11.8%	-14.3%

Total	-7.9%	-8.0%	-8.0%	-7.2%	-7.7%	-8.6%

Net loss rate (b)
Healthcare	-1.1%	-0.2%	-1.0%	-1.3%	-1.7%	-0.9%
Government	-3.6%	-3.8%	-4.3%	-4.0%	-4.5%	-6.4%
Large enterprise	-5.7%	-6.2%	-4.6%	-4.3%	-6.2%	-6.9%
Other	-8.3%	-7.2%	-7.2%	-7.1%	-8.2%	-7.9%

Total direct	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%
Total indirect	-7.3%	-6.2%	-3.2%	-4.0%	-3.9%	-6.9%

Total	-4.7%	-4.0%	-3.7%	-3.7%	-4.4%	-4.7%

End of period units in service % of total (b)
Healthcare	33.6%	35.0%	36.2%	37.1%	38.3%	40.0%
Government	17.9%	18.0%	17.8%	17.8%	17.9%	17.7%
Large enterprise	13.8%	13.6%	13.5%	13.5%	13.1%	12.8%
Other	22.6%	21.7%	20.7%	19.8%	18.9%	18.0%

Total direct	88.0%	88.3%	88.2%	88.2%	88.2%	88.5%
Total indirect	12.0%	11.7%	11.8%	11.8%	11.8%	11.5%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08
Account size ending units in service (000’s)
1 to 3 units	251	232	216	200	184	172
4 to 10 units	150	139	129	120	112	104
11 to 50 units	368	344	319	298	276	255
51 to 100 units	215	200	189	176	164	155
101 to 1,000 units	924	898	856	827	784	750
>1,000 units	1,534	1,503	1,483	1,454	1,419	1,374

Total	3,442	3,316	3,193	3,075	2,939	2,810

End of period units in service % of total direct
1 to 3 units	7.2%	7.0%	6.7%	6.5%	6.2%	6.1%
4 to 10 units	4.4%	4.2%	4.1%	3.9%	3.8%	3.7%
11 to 50 units	10.7%	10.4%	10.0%	9.7%	9.4%	9.1%
51 to 100 units	6.2%	6.0%	5.9%	5.7%	5.6%	5.5%
101 to 1,000 units	26.9%	27.1%	26.8%	26.9%	26.7%	26.7%
>1,000 units	44.6%	45.3%	46.5%	47.3%	48.3%	48.9%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-9.0%	-7.6%	-6.6%	-7.6%	-7.8%	-6.9%
4 to 10 units	-7.9%	-7.6%	-7.0%	-7.5%	-6.5%	-7.2%
11 to 50 units	-7.5%	-6.4%	-7.3%	-6.6%	-7.6%	-7.4%
51 to 100 units	-4.9%	-6.9%	-5.7%	-6.4%	-6.9%	-5.5%
101 to 1,000 units	-4.4%	-2.8%	-4.7%	-3.3%	-5.2%	-4.3%
>1,000 units	-2.2%	-2.0%	-1.3%	-2.0%	-2.4%	-3.2%

Total	-4.3%	-3.6%	-3.7%	-3.7%	-4.4%	-4.4%

Account size ARPU
1 to 3 units	$14.68	$14.67	$14.90	$14.83	$14.66	$14.62
4 to 10 units	13.41	13.40	13.68	13.62	13.56	13.56
11 to 50 units	10.95	10.93	11.15	11.07	10.99	11.03
51 to 100 units	9.44	9.48	9.74	9.74	9.57	9.76
101 to 1,000 units	8.24	8.24	8.35	8.38	8.23	8.45
>1,000 units	7.93	7.80	7.86	7.81	7.75	7.70

Total	$9.18	$9.08	$9.16	$9.09	$8.95	$8.97

Cellular revenue
Number of activations	5,450	8,046	5,579	5,070	4,509	3,970

Revenue from cellular services (000’s)	$2,087	$2,497	$2,035	$1,705	$1,859	$1,547

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/07	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08
Cost of products sold	$687	$1,508	$2,435	$1,603	$1,081	$1,408

Service, rental and maintenance
Site rent	22,284	22,115	20,705	19,602	17,792	16,756
Telecommunications	7,058	6,622	5,289	6,356	6,204	5,503
Payroll and related	6,488	6,657	6,871	6,878	6,683	6,504
Stock based compensation	31	30	26	25	17	19
Other	3,172	3,932	3,855	3,934	3,273	2,801

Total service, rental and maintenance	39,033	39,356	36,746	36,795	33,969	31,583

Selling and marketing
Payroll and related	6,740	6,259	5,984	5,517	5,164	4,797
Commissions	2,170	2,386	2,140	2,056	1,724	2,037
Stock based compensation	93	91	67	52	39	50
Other	1,239	1,239	1,700	1,095	909	665

Total selling and marketing	10,242	9,975	9,891	8,720	7,836	7,549

General and administrative
Payroll and related	9,560	9,343	9,487	8,744	8,682	8,129
Stock based compensation	304	299	214	180	190	247
Bad debt	1,402	1,075	854	1,015	711	691
Facility rent	2,947	3,066	2,614	2,177	2,073	2,199
Telecommunications	1,764	1,526	1,402	1,366	1,048	983
Outside services	5,504	5,222	5,136	4,854	5,359	4,584
Taxes, licenses and permits	2,316	(20)	1,815	2,218	1,958	2,055
Other	2,651	2,786	2,084	2,762	1,787	1,894

Total general and administrative	26,448	23,297	23,606	23,316	21,808	20,782

Severance and restructuring	17	—	1,177	5,235	145	153
Depreciation, amortization and accretion	13,318	12,450	12,048	10,872	12,513	11,674
Goodwill impairment	—	—	—	—	188,170	—

Operating expenses	$89,745	$86,586	$85,903	$86,541	$265,522	$73,149

Capital expenditures	$5,086	$3,525	$4,528	$5,184	$3,988	$3,892

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/07	6/30/08
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$64,542	$85,756
Accounts receivable, net	28,044	26,655
Prepaid expenses and other	8,608	7,094
Deferred income tax assets, net	8,267	6,178

Total current assets	109,461	125,683
Property and equipment, net	75,669	65,154
Goodwill	188,170	—
Intangible assets, net	16,929	12,437
Deferred income tax assets, net	86,219	72,548
Other assets	7,634	6,144

Total assets	$484,082	$281,966

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$53,418	$43,988
Distributions payable	93	1,068
Customer deposits	1,592	1,384
Deferred revenue	12,059	11,113

Total current liabilities	67,162	57,553
Other long-term liabilities	43,352	42,459

Total liabilities	110,514	100,012

Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	373,565	349,927
Accumulated deficit	—	(167,976)

Total stockholders’ equity	373,568	181,954

Total liabilities and stockholders’ equity	$484,082	$281,966

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the six months ended
	6/30/07	6/30/08
Cash flows from operating activities:
Net income (loss)	$25,992	$(167,528)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	25,768	24,187
Goodwill impairment	—	188,170
Deferred income tax expense	15,230	15,759
Amortization of stock based compensation	848	562
Provisions for doubtful accounts, service credits and other	6,069	3,022
Non-cash transaction tax accrual adjustments	(1,754)	(1,228)
Loss on disposals of property and equipment	634	24
Changes in assets and liabilities:
Accounts receivable	(7,376)	(1,633)
Prepaid expenses and other	1,667	1,617
Other long-term assets	(46)	1,490
Accounts payable and accrued liabilities	(3,686)	(9,798)
Customer deposits and deferred revenue	(919)	(1,154)

Net cash provided by operating activities	$62,427	$53,490

Cash flows from investing activities:
Purchases of property and equipment	(8,611)	(7,880)
Proceeds from disposals of property and equipment	129	169

Net cash used in investing activities	$(8,482)	$(7,711)

Cash flows from financing activities:
Cash distributions to stockholders	(62,816)	(24,565)

Net cash used in financing activities	$(62,816)	$(24,565)

Net (decrease) increase in cash and cash equivalents	(8,871)	21,214
Cash and cash equivalents, beginning of period	66,507	64,542

Cash and cash equivalents, end of period	$57,636	$85,756

Supplemental disclosure:
Interest paid	$7	$3

Income taxes paid (state and local)	$—	$420

(a)	Slight variations in totals are due to rounding.